UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2006
MARSH SUPERMARKETS, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-01532 (Commission File Number)	35-0918179 (IRS Employer Identification No.)
9800 Crosspoint Boulevard, Indianapolis, Indiana 46256-3350
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (317) 594-2100
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On August 14, 2006, Marsh Supermarkets, Inc. (the “Company”) issued a press release announcing that its Board of Directors has reaffirmed its support for the acquisition of the Company by MSH Supermarkets Holding Corp. (“MSH Supermarkets”), an affiliate of Sun Capital Partners, Inc., and that the Company has called and will hold a special meeting of its shareholders to vote on the approval of the proposed transaction with MSH Supermarkets on September 22, 2006.
     The press release also noted that the Company had been advised by MSH Supermarkets that (i) MSH Supermarkets and Cardinal Paragon, Inc. and Drawbridge Special Opportunities Advisors LLC (“Cardinal/Drawbridge”) had signed a letter of intent under which Cardinal/Drawbridge would have the opportunity for a period of 45 days to provide MSH Supermarkets with sale/leaseback financing, and (ii) Cardinal/Drawbridge had withdrawn its indication of interest to acquire the Company.
     A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit No.	Exhibit Description

99.1	Press release of Marsh Supermarkets, Inc. dated August 14, 2006
Where to Find Additional Information
The Company has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and will file with the SEC and mail to its shareholders a definitive proxy statement in connection with the proposed merger with MSH Supermarkets. Investors are urged to carefully read the preliminary proxy statement, the definitive proxy statement, and any other relevant documents filed with the SEC when they become available, because they will contain important information about the Company and the proposed merger. The definitive proxy statement will be mailed to the shareholders of the Company prior to the shareholder meeting. In addition, investors and security holders may obtain free copies of the preliminary proxy statement, and will be able to obtain free copies of the definitive proxy statement, when it becomes available, and other documents filed by the Company with the SEC, at the Web site maintained by the SEC at www.sec.gov. These documents may also be accessed and downloaded for free from the Company’s Web site at www.marsh.net, or copies may be obtained, without charge, by directing a request to Corporate Secretary, Marsh Supermarkets, Inc., 9800 Crosspoint Boulevard, Indianapolis, Indiana 46256, (317) 594-2628.
Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger with MSH Supermarkets. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K, which was filed with the SEC on June 30, 2006, and the Company’s Form 10-K/A, which was filed with the SEC on July 31, 2006. Additional information regarding the interests of participants in the solicitation is contained in the preliminary proxy statement on file with the SEC and will be set forth in the definitive proxy statement filed with the SEC in connection with the proposed transaction.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K includes certain forward-looking statements (statements other than those made solely with respect to historical fact). Actual results could differ materially and adversely from those contemplated by the forward-looking statements due to known and unknown risks and uncertainties, many of which are beyond the Company’s control. The forward-looking statements and the Company’s future results, liquidity and capital resources are subject to risks and uncertainties including, but not limited to, the following: uncertainty regarding the purported class and derivative actions filed against the Company’s directors, its former president and Sun Capital Partners, Inc.; uncertainties regarding the approval of the proposed merger with MSH Supermarkets by Company shareholders and consummation of the transaction; the entry of new or remodeled competitive stores into the Company’s market areas; the level of discounting and promotional spending by competitors; the Company’s ability to improve comparable store sales; the level of margins achievable in the Company’s operating divisions; the stability and timing of distribution incentives from suppliers; changes in the terms on which suppliers require the Company to pay for store merchandise; softness in the local economy; the Company’s ability to control expenses including employee medical costs, labor, credit card fees, and workers compensation and general liability expense; uncertainties regarding gasoline prices and margins; the success of the Company’s new and remodeled stores; uncertainties regarding the cost savings of store closings and other restructuring efforts; uncertainties regarding future real estate gains due to limited real estate holdings available for sale; potential interest rate increases on variable rate debt, as well as terms, costs and the availability of capital; the Company’s ability to collect outstanding notes and accounts receivable; uncertainties related to state and federal taxation and tobacco and environmental legislation; uncertainties associated with pension and other retirement obligations; uncertainties related to the outcome of pending litigation; the timely and on budget completion of store construction, conversion and remodeling; and other known and unknown risks and uncertainties. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 14, 2006

MARSH SUPERMARKETS, INC.
By:	/s/ P. Lawrence Butt
	Name:	P. Lawrence Butt
	Title:	Senior Vice President, Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description

99.1	Press release of Marsh Supermarkets, Inc. dated August 14, 2006

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